UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2020

MasterCraft Boat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee		37885
(Address of Principal Executive Offices)		(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                             Emerging growth company            ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 7.01.	Regulation FD Disclosure.

MasterCraft Boat Holdings, Inc. (the “Company”) issued a press release on March 25, 2020 providing an update in response to the COVID-19 pandemic. Among other things, the Company announced that it will temporarily suspend manufacturing operations, effective close of business on March 26, 2020, in response to the impact of COVID-19.

In addition, given economic uncertainty around the business impact of the COVID-19 pandemic, the Company is withdrawing the fiscal 2020 guidance contained in its second-quarter earnings press release and conference call on February 5, 2020. The Company will provide updates during its fiscal third-quarter call in May 2020.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated March 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

Dated: March 25, 2020	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary